ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference of our firm under the captions "Financial Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-64368) of Neuberger Berman Equity Trust, and to the incorporation by reference of our reports dated October 5, 1998 on Neuberger&Berman Focus Trust, Neuberger&Berman Genesis Trust, Neuberger&Berman Guardian Trust, Neuberger&Berman International Trust and Neuberger&Berman Partners Trust, five of the series comprising Neuberger&Berman Equity Trust, and on Neuberger&Berman Focus Portfolio, Neuberger&Berman Genesis Portfolio, Neuberger&Berman Guardian Portfolio and Neuberger&Berman Partners Portfolio, four of the series comprising Equity Managers Trust, included in the 1998 Annual Report to Shareholders of Neuberger&Berman Equity Trust.



                                          /s/ERNST & YOUNG LLP
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                                             ERNST & YOUNG LLP




Boston, Massachusetts
December 21, 1998